METROPOLITAN SERIES FUND, INC.
Sub-Item 77O Transactions effected pursuant to Rule 10f-3

2005 Quarter 1

Name of Portfolio:  Salomon Brothers Strategic Bond Opportunities Portfolio

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
Issuer:                   Tribal Gaming (Mohegan)     Las Vegas Sands Corp         Host Marriott
------------------------------------------------------------------------------------------------------------------
Broker:                   Bank of America             Goldman Sachs                Goldman Sachs
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Underwriter(s):           Banc of America             Citigroup, JP Morgan         Citigroup, Deutsche Bank
                          Securities, Citigroup, SG   Securities, Lehman           Securities Inc., Goldman Sachs
                          Corporate and Investment    Brothers, Merrill Lynch &    & Co., Banc of America
                          Banking, Calyon             Co., Scotia Capital Inc.,    Securities LLC, Bank of New
                          Securities USA, Inc.,       UBS                          York Securities, Bear Stearns
                          Commerzbank AG, Key                                      & Co, Inc., Calyon New York,
                          Capital Markets, Inc.,                                   RBS Securities Corp, Scotia
                          RBS Greenwich Capital,                                   Captial Inc., Societe
                          Wells Fargo Securities                                   Generale, Wachovia Securities
                                                                                   Inc.
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Affiliated Underwriter    Citigroup                   Citigroup                    Citigroup
in the Syndicate:
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Date of Purchase:         2/3/2005                    2/3/2005                     3/3/2005
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Date of Offering:         2/3/2005                    2/3/2005                     3/3/2005
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Amount of Purchase:       20,000,000                  40,000,000.00                17,665,000
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Amount of Offering:       150,000,000                 250,000,000                  650,000,000
------------------------------------------------------------------------------------------------------------------
Purchase Price:           $100.00                     $99.08                       $100.00
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Commission or Spread:     272 vs T 4 1/4 11/14        233.00 vs T 4 1/4 11/14      200.00 vs T 4 02/15/15
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

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Name of Portfolio: Salomon Brothers Strategic Bond Opportunities Portfolio
(continued)

----------------------------------------------------
Issuer:                   Levi Strauss
----------------------------------------------------
Broker:                   Bank of America
----------------------------------------------------
Underwriter(s):           Banc of America
                          Securities, Citigroup,
                          Goldman Sachs & Co, JP
                          Morgan, Scotia Capital
                          Inc, Bear Stearns & Co.,
                          Inc., Credit Suisse First
                          Boston Corp.
----------------------------------------------------
Affiliated Underwriter    Citigroup
in the Syndicate:
----------------------------------------------------
Date of Purchase:         3/7/2005
----------------------------------------------------
Date of Offering:         3/7/2005
----------------------------------------------------
Amount of Purchase:       14,000,000
----------------------------------------------------
Amount of Offering:       380,000,000
----------------------------------------------------
Purchase Price:           $100.00
----------------------------------------------------
Commission or Spread:     2.0%
----------------------------------------------------

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.

2004 Quarter 2

None